Exhibit 10.5

                      NON-QUALIFIED STOCK OPTION AGREEMENT

      THIS NON-QUALIFIED STOCK OPTION AGREEMENT is made as of February 9, 2005 between YDI WIRELESS, INC., a corporation organized under the laws of the State of Delaware (hereinafter called the "Corporation"), and Robert E. Fitzgerald (hereinafter referred to as the "Employee").

      WHEREAS, the Employee is in the employ of the Corporation or one of its affiliates and the Corporation considers it desirable and in its best interests to encourage the Employee as an eligible employee under its 2004 Stock Plan (the "Plan") to remain in such employ and to motivate the Employee to exert the Employee's best efforts on behalf of the Corporation and its affiliates;

      NOW, THEREFORE, it is agreed as follows:

      1. Grant of Option. The Corporation hereby grants to the Employee as of the date of this Agreement ("Date of Grant") the right, privilege and option to purchase not more than Five Hundred Thousand (500,000) shares (the "Grant Number") of the Common Stock of the Corporation, par value $.01 per share, as constituted on the date of this Agreement pursuant to the terms, provisions and conditions of the Plan which is incorporated herein and made a part hereof by reference as if fully set forth herein at length and subject to the terms, provisions and conditions set forth below.

      2. Option Price. The option price per share of Common Stock as constituted on the date of this Agreement, as determined in accordance with the Plan, shall be $3.34 per share.

      3. Time of Exercise; Acceleration. This option will vest as to forty percent (40%) of the Grant Number on the Date of Grant and as to an additional twenty percent (20%) of the Grant Number on each of the first three annual anniversaries of the Date of Grant (the day on which any options are scheduled to vest under this Agreement is referred to in this Agreement as a "Vesting Date"); provided, however, that upon the termination of the Employee's employment pursuant to Section 7.2 or 7.6 of the Employment Agreement, dated as of February 9, 2005 (the "Employment Agreement"), between the Corporation and the Employee within a six (6) month period following or at any time within the three (3) month period prior to a Change in Control (as that term is defined in the Employment Agreement), all unvested options will be immediately vested (subject to the Employee performing his obligations under Section 7.11(b) of the Employment Agreement). Notwithstanding the foregoing sentence, (a) the number of options that will vest on each Vesting Date, if other than a whole number, will be rounded down to the nearest whole number and (b) any fractional options resulting from the preceding clause will vest on the ninth Vesting Date.

      Only vested stock options may be exercised. This option may be exercised in whole or in part as to shares which have vested for not in excess of the difference between (i) the total number of shares then vested and (ii) the total number of shares as to which the option has been


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previously exercised. No partial exercise of this option within any year may be for less than 100 shares (or the remaining shares purchasable under this option if less than 100 shares).

      4. Method of Exercise. This option shall be exercisable from time to time as provided above by written notice in the form of Exhibit "A", signed by the person entitled to exercise the option, setting forth in terms of shares of Stock as constituted on the date of this Agreement, the number of shares as to which this option is being exercised. Such notice shall be delivered to the Corporation at its principal place of business and be accompanied by the purchase price. Alternatively, the person entitled to exercise the option may exercise the option and pay the purchase price by any other method that may be authorized by the Corporation from time to time. The Corporation shall make prompt delivery of the shares of Stock as to which the option is exercised against payment of the purchase price; provided, however, that if any law or regulation requires the Corporation to take any action with respect to the Stock before the issuance thereof, then the date of delivery of the Stock shall be extended for the period necessary to take such action.

      5. Further Limitations on Exercise.

            A. Termination of Employment.

                  (i) If Employee's employment with or service to the Corporation terminates pursuant to Section 7.2 or 7.6 of the Employment Agreement, (a) no further vesting of this option will occur subsequent to the date of termination (except to the extent provided in Section 3 above), and (b) this option will terminate on the date twelve months after the date of termination or on the option's specified expiration date, if earlier (provided that the Employee has performed his obligations under Section 7.11(b) of the Employment Agreement). Nothing in this Agreement will be deemed to give the Employee the right to continued employment with the Corporation.

                  (ii) If Employee's employment or other service to the Corporation is terminated due to the Employee's death or Total Disability (as that term is defined in the Employment Agreement), this option may be exercised, up to that portion of the option which the Employee could have exercised on the date of death or Total Disability, by the Employee, or in the case of death, the Employee's estate, personal representative or any beneficiary who has acquired the option by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of this option or one year after the Employee's death or Total Disability.

                  (iii) If Employee's employment with or service to the Corporation terminates or is terminated in any manner or for any reason such that the provisions of neither Section 5(A)(i) nor Section 5(A)(ii) apply, (a) no further vesting of this option will occur subsequent to the date of termination, and (b) this option will terminate on the date three months after the date of termination or on the option's specified expiration date, if earlier. Nothing in this Agreement will be deemed to give the Employee the right to continued employment with the Corporation.


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

            B. Condition to Exercise. As a condition of the Corporation's obligation to issue Stock upon exercise of this option, the Employee or other person entitled to exercise this option, if requested by the Corporation, shall concurrently with the exercise of this option execute an Agreement Not to Compete with the Corporation (in such form as adopted by the Corporation from time to time), which obligates the Employee to refrain from certain activities (if the person exercising the option has not already executed such an agreement).

            C. Payment. The option price shall be paid as follows: (i) by check, and/or (ii) to the extent the Stock is publicly traded, by delivery to the Corporation by the Employee of Stock already owned by such Employee, properly endorsed and having a fair market value equal to the purchase price (if permitted by the Corporation) and/or (iii) in any other manner permitted by the Corporation from time to time. For purposes of this Section 5(C), the market value of such stock to be delivered to the Corporation in payment of the option price shall be determined in accordance with the Plan.

            D. Non-Transferability. This option is not transferable by the Employee, except by will or by laws of descent and distribution, and is exercisable during the Employee's lifetime only by the Employee.

            E. Adjustment. If a dividend is declared upon the Stock payable in Stock, then the shares of Stock then subject to this option (and the number of shares reserved for issuance) shall be increased proportionately without any change in the aggregate purchase price. If the outstanding Stock is changed into or exchanged for a different number or class of shares of stock of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then (i) there shall be substituted for each such share of Stock then subject to this option (and for each share reserved for issuance) the number and class of shares of Stock into which each outstanding share of Stock is so changed or exchanged, all without any change in the aggregate purchase price for the shares then subject to this option and (ii) the vesting schedule set forth in Section 3 above shall also be adjusted proportionately to reflect the impact of such reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation.

            F. Withholding Taxes. Whenever under this Agreement Stock is to be issued, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy federal, state and local withholding tax requirements prior to delivery of any certificate or certificates representing the Stock.

      6. Stock Ownership. An optionee shall be entitled to the privilege of stock ownership only as to such shares of Stock as are issued upon exercise of this option.

      7. Requirements of Law. The granting of this option and issuance of shares of Stock upon the exercise of this option shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of such shares.

      8. Expiration Date. This option and all rights granted in this Agreement shall, in all events, expire five (5) years from the Date of Grant.


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

      9. Legend. The Employee hereby agrees that the stock certificates delivered upon exercise of this option may bear a legend or legends in the form designated by the Corporation to ensure compliance with legal or contractual restrictions.

      10. Definitions. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the same meanings as in the Plan. The term "Stock" shall mean shares of Common Stock of the Corporation as constituted on the date of this Agreement and such other stock as shall be substituted therefor or issued thereon as provided in Section 5(E) above or as shall be substituted for or issued upon or in exchange for Stock issued pursuant to the options.

      11. Notices. All notices under this Agreement shall be sufficient if in writing and delivered in hand or mailed, registered or certified mail, postage prepaid, and addressed to the Corporation at YDI WIRELESS, INC., 8000 Lee Highway, Falls Church, VA 22042, Attn: Chief Financial Officer or to the Employee at the address set forth under the Employee's signature below. Either party may change the address to which notices shall be delivered by like notice given at least ten (10) days before the effective date of such change of address.

      12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and the Employee, his legal representatives, heirs, legatees and assigns.

      13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument all as of the date and year first above written.

                                           YDI WIRELESS, INC.


                                           By:    /s/ David L. Renauld
                                              ----------------------------------
                                           Title: Vice President
                                                 -------------------------------


                                           EMPLOYEE


                                                  /s/ Robert E. Fitzgerald
                                           -------------------------------------
                                           Name:  Robert E. Fitzgerald
                                                  3011 Cedarwood Lane
                                                  Falls Church, VA  22042


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                                    EXHIBIT A
                                    ---------


                                        ---------------------------------
                                                      (date)

YDI WIRELESS, INC.
20 Industrial Drive East
South Deerfield, MA  01373

Ladies and Gentlemen:

      I wish to exercise my option to purchase ____________ shares of common stock, par value $.01 per share (the "Securities") at a price of $3.34 per share pursuant to the Non-Qualified Stock Option Agreement dated as of February 9, 2005 (the "Agreement") under the Corporation's 2004 Stock Plan.

_____ I enclose herewith my check for $_____________________ (the exercise amount).

_____ I am paying the exercise price by the following means which has been approved by the Corporation:___________________________________________________
______________________________________________________________________________.

      I understand that prior to exercising any options I must have signed an Agreement Not to Compete with the Corporation (if requested by the Corporation) in the form adopted by the Corporation from time to time.

      I further agree that I will not make any sales or other transfers or dispositions of the securities covered by this letter during the time period following the closing of any public offering by the Corporation of its securities requested by the underwriter or, in the absence of such request, ninety (90) days.

                                 Very truly yours,


                                 By:
--------------------------          -------------------------------------
(Social Security Number)         (Employee)

                                 Address to which certificates are to be sent
Employee's Home Address:         (complete ONLY if different than home address):

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